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                                 LOAN AGREEMENT

                         Dated as of September 25, 1998

                                     Between

                          INLAND REAL ESTATE LB I LLC,
                                   as Borrower

                                       and

                         LEHMAN BROTHERS HOLDINGS INC.,
                        DOING BUSINESS AS LEHMAN CAPITAL,
                   A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.
                                    as Lender


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                               TABLE OF CONTENTS

                                                                           Page

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION  .............................    1
   Section 1.1 Definitions  .............................................    1
   Section 1.2 Principles of Construction  ..............................   17

II. GENERAL TERMS  ......................................................   18
   Section 2.1 Loan Commitment; Disbursement to Borrower ................   18
      2.1.1 The Loan ....................................................   18
      2.1.2 Disbursement to Borrower   ..................................   18
      2.1.3 The Note, Mongages and Loan Documents .......................   18
      2.1.4 Use of Proceeds   ...........................................   18
   Section 2.2 Interest; Loan Payments; Late Payment Charge  ............   18
      2.2.1 Interest Generally   ........................................   18
      2.2.2 Interest Calculation   ......................................   18
      2.2.3 Payment Before Anticipated Repayment Date   .................   18
      2.2.4 Payments After Anticipated Repayment Date  ..................   19
      2.2.5 Payment on Maturity Date  ...................................   19
      2.2.6 Payments after Default  .....................................   19
      2.2.7. Late Payment Charge  .......................................   20
      2.2.8 Usury Savings  ..............................................   20
   Section 2.3 Prepayments ..............................................   20
      2.3.1 Voluntary Prepayments  ......................................   20
      2.3.2 Mandatory Prepayments  ......................................   20
      2.3.3 Prepayments After Default  ..................................   21
   Section 2.4 Defeasance  ..............................................   21
      2.4.1 Voluntary Defeasance ........................................   21
      2.4.2 Successor Borrower ..........................................   23
   Section 2.5 Release of Property  .....................................   23
      2.5.1 Release of all Properties  ..................................   23
      2.5.2 Release of Individual Property  .............................   24
      2.5.3 Release on Payment in Full   ................................   24
   Section 2.6 Manner of Making Payments; Cash Management  ..............   25
      2.6.1 Deposits into Lockbox Account  ..............................   25
      2.6.2 Making of Payments ..........................................   25
      2.6.3 Payments Received in the Lockbox Account  ...................   25
      2.6.4 No Deductions, etc ..........................................   26
   Section 2.7 Property Substitutions  ..................................   26
      2.7.1 Substitution of Property  ...................................   26

III. CONDITIONS PRECEDENT  ..............................................   34
      Section 3.1 Conditions Precedent to Closing .......................   34


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      3.1.1  Representations and Warranties; Compliance
             with Conditions ............................................   34
      3.1.2  Loan Agreement and Note   ..................................   34
      3.1.3  Delivery of Loan Documents; Title Insurance; Reports;
             Leases, etc ................................................   34
      3.1.4  Related Documents  .........................................   36
      3.1.5  Delivery of Organizational Documents  ......................   36
      3.1.6  Opinions of Borrower's Counsel  ............................   36
      3.1.7  Budgets  ...................................................   36
      3.1.8  Basic Carrying Costs .......................................   36
      3.1.9  Completion of Proceedings  .................................   36
      3.1.10 Payments   .................................................   36
      3.1.11 Tenant Estoppels   .........................................   36
      3.1.12 Transaction Costs  .........................................   37
      3.1.13 Material Adverse Change  ...................................   37
      3.1.14 Leases and Rent Roll   .....................................   37
      3.1.15 Subordination and Attornment    ............................   37
      3.1.16 Tax Lot  ...................................................   37
      3.1.17 Physical Conditions Reports  ...............................   37
      3.1.18 Management Agreement    ....................................   38
      3.1.19 Appraisal     ..............................................   38
      3.1.20 Financial Statements   .....................................   38
      3.1.21 Further Documents  .........................................   38

IV. REPRESENTATIONS AND WARRANTlliS .....................................   38
   Section 4.1 Borrower Representations  ................................   38
      4.1.1  Organization   .............................................   38
      4.1.2  Proceedings    .............................................   38
      4.1.3  No Conflicts   .............................................   39
      4.1.4  Litigation .................................................   39
      4.1.5  Agreements   ...............................................   39
      4.1.6  Title  .....................................................   39
      4.1.7  No Bankruptcy Filing  ......................................   40
      4.1.8  Full and Accurate Disclosure ...............................   40
      4.1.9  No Plan Assets .............................................   40
      4.1.10 Compliance    ..............................................   40
      4.1.11 Financial Information  .....................................   41
      4.1.12 Condemnation  ..............................................   41
      4.1.13 Federal Reserve Regulations  ...............................   41
      4.1.14 Utilities and Public Access  ...............................   41
      4.1.15 Not a Foreign Person    ....................................   41
      4.1.16 Separate Lots   ............................................   41
      4.1.17 Assessments  ...............................................   42
      4.1.18 Enforceability   ...........................................   42
      4.1.19 No Prior Assignment  .......................................   42
      4.1.20 Insurance  .................................................   42
      4.1.21 Use of Property ............................................   42

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      4.1.22 Certificate of Occupancy; Licenses..........................   42
      4.1.23 Flood Zone..................................................   42
      4.1.24 Physical Condition..........................................   43
      4.1.25 Boundaries .................................................   43
      4.1.26 Leases......................................................   43
      4.1.27 Survey .....................................................   44
      4.1.28 Loan to Value ..............................................   44
      4.1.29 Filing and Recording Taxes  ................................   44
      4.1.31 Management Agreement  ......................................   48
      4.1.33 No Change in Facts or Circumstances; Disclosure ............   48
   Section 4.2 Survival of Representations...............................   48

V. BORROWER COVENANTS  ..................................................   48
   Section 5.1 Affirmative Covenants  ...................................   48
      5.1.1  Existence; Compliance with Legal Requirements; Insurance ...   49
      5.1.2  Taxes and Other Charges ....................................   49
      5.1.3  Litigation .................................................   50
      5.1.4  Access to Properties .......................................   50
      5.1.5  Notice of Default...........................................   50
      5.1.6  Cooperate in Legal Proceedings..............................   50
      5.1.7  Perform Loan Documents .....................................   50
      5.1.8  Insurance Benefits..........................................   50
      5.1.9  Further Assurances .........................................   51
      5.1.10 Supplemental Mortgage Affidavits ...........................   51
      5.1.11 Financial Reporting ........................................   51
      5.1.12 Business and Operations.....................................   54
      5.1.13 Title to the Properties.....................................   54
      5.1.14 Costs of Enforcement .......................................   54
      5.1.15 Estoppel Statement .........................................   54
      5.1.16 Loan Proceeds...............................................   55
      5.1.17 Performance by Borrower.....................................   55
      5.1.18 Confirmation of Representations ............................   55
      5.1.19 No Joint Assessment ........................................   55
      5.1.20 Leasing Matters.............................................   55
      5.1.21 Alterations ................................................   56
      5.1.22 Principal Place of Business ................................   57
      5.1.23 O&M Agreement ..............................................   57
      5.1.24 Other Agreement.............................................   57
   Section 5.2 Negative Covenants .......................................   57
      5.2.1  Operation of Property ......................................   58
      5.2.2  Liens.......................................................   58
      5.2.3  Dissolution ................................................   58
      5.2.4  Change In Business .........................................   58
      5.2.5  Debt Cancellation ..........................................   58
      5.2.6  Affiliate Transactions......................................   59

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      5.2.7  Zoning .....................................................   59
      5.2.8  Assets  ....................................................   59
      5.2.9  Debt .......................................................   59
      5.2.10 No Joint Assessment  .......................................   59
      5.2.11 Principal Place of Business  ...............................   59
      5.2.12 ERISA   ....................................................   59
      5.2.13 Transfers  .................................................   60

VI. INSURANCE: CASUALTY; CONDEMNATION; REQUIRED REPAIRS  62
   Section 6.1 Insurance  ...............................................   62
   Section 6.2 Casualty  ................................................   65
   Section 6.3 Condemnation  ............................................   65
   Section 6.4 Restoration  .............................................   66

VII. RESERVE FUNDS ......................................................   70
   Section 7.1 Required Repair Funds   ..................................   70
      7.1.1 Deposits ....................................................   70
      7.1.2 Release of Required Repair Funds ............................   70
   Section 7.2 Tax and Insurance Escrow Fund ............................   71
   Section 7.3 Replacements and Replacement Reserve  ....................   72
      7.3.1 Replacement Reserve Fund  ...................................   72
      7.3.2 Disbursements from Replacement Reserve Account  .............   73
      7.3.3 Performance of Replacements   ...............................   74
      7.3.4 Failure to Make Replacements   ..............................   76
      7.3.5 Balance in the Replacement Reserve Account  .................   77
      7.3.6 Indemnification   ...........................................   77
   Section 7.4 Rollover Reserve   .......................................   77
      7.4.1 Deposits to Rollover Reserve Fund   .........................   77
      7.4.2 Withdrawal of Rollover Reserve Funds   ......................   78
      7.4.3 Failure to Perform   ........................................   78
   Section 7.5 Intentionally Deleted  ...................................   78
   Section 7.6 Intentionally Deleted   ..................................   78
   Section 7.7 Reserve Funds, Generally .................................   78

VIII. DEFAULTS  .........................................................   79
   Section 8.1 Event of Default .........................................   79
   Section 8.2 Remedies  ................................................   81
   Section 8.3 Remedies Cumulative; Waivers .............................   82

IX. SPECIAL PROVISIONS   ................................................   83
   Section 9.1 Sale of Notes and Securitization  ........................   83
   Section 9.2 Securitization   .........................................   84
   Section 9.3 Rating Surveillance  .....................................   84
   Section 9.4 Exculpation  .............................................   84
   Section 9.5 Termination of Manager  ..................................   86

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   Section 9.6 Servicer  ................................................   86

X MISCELLANEOUS .........................................................   86
   Section 10.1  Survival   .............................................   86
   Section 10.2  Lender's Discretion   ..................................   86
   Section 10.3  Governing Law  .........................................   87
   Section 10.4  Modification, Waiver in Writing ........................   88
   Section 10.5  Delay Not a Waiver .....................................   88
   Section 10.6  Notices  ...............................................   89
   Section 10.7  Trial by Jury  .........................................   90
   Section 10.8  Headings ...............................................   90
   Section 10.9  Severability  ..........................................   90
   Section 10.10 Preferences  ...........................................   90
   Section 10.11 Waiver of Notice  ......................................   91
   Section 10.12 Remedies of Borrower   .................................   91
   Section 10.13 Expenses; Indemnity    .................................   91
   Section 10.14 Schedules Incorporated   ...............................   92
   Section 10.15 Offsets, Counterclaims and Defenses   ..................   92
   Section 10.16 No Joint Venture or Partnership;   .....................   93
   Section 10.17 Publicity  .............................................   93
   Section 10.18 Cross-Default; Cross-Collateralization; ................   94
   Section 10.19 Waiver of Counterclaim   ...............................   94
   Section 10.20 Conflict; Construction of Documents; Reliance...........   95
   Section 10.21 Brokers and Financial Advisors  ........................   95
   Section 10.22 Prior Agreements  ......................................   95
   Section 10.23 Transfer of Loan  ......................................   96

                                    SCHEDULES

Schedule I     -      Properties - Release Amounts

Schedule II    -      Rent Roll

Schedule III   -      Required Repairs - Deadlines for Completion

Schedule IV    -      Properties with Special Flood Hazards

Schedule V     -      Properties with Improvements lying outside of boundaries

Schedule VI    -      Affiliate Agreements

Schedule VII   -      Certain Properties affected by Section 4.1.22

Schedule VIII  -      Form of Environmental Indemnity

Schedule IX    -      Replacement Reserve Fund Amounts

Schedule X     -      Other Contract Funds Agreements

Schedule XI    -      Form of O&M Agreement



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                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of September 25th, 1998 (as amended, restated, replaced, supplemented or otherwise from time to time, this "Agreement"), between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, doing business as LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., having an address at Three World Financial Center, New York, New York 10285 ("Lender") and INLAND REAL ESTATE LB I LLC, a Delaware limited liability company, having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 ("Borrower").

                                   WITNESSETH

     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from
Lender: and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     Section 1.1 Definitions.

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Accrued Interest" shall have the meaning set forth in Section 2.2.4.

     "Adjusted Release Amount" shall mean, for each Individual Property, one hundred twenty-five percent (125 %) of the Release Amount for such Individual Property.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

     "Agent" shall mean any Eligible Institution selected by Lender from time to time to act as Agent under the Cash Management Agreement.

     "ALTA" shall mean American Land Title Association, or any successor thereto.



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     "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

     "Unanticipated Repayment Date" shall mean October 1, 2008.

     "Applicable Interest Rate" shall mean (a) from the date hereof through but not including the Anticipated Repayment Date, the Regular Interest Rate and (b) from and after the Anticipated Repayment Date through and including the date the Loan is paid in full, the Matured Performing Rate.

     "Approved Annual Budget" shall have the meaning set forth in Section 5.1.11(d).

     "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Management Agreement" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Lender, Borrower and Manager, as the same may amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

     "Basic Carrying Costs" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

     "Borrower" shall mean Inland Real Estate LB I LLC, together with its permitted successors and assigns.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs. leasing commissions and tenant improvements).

     "Cash Expenses" shall mean, for any period, the operating expenses for the operation of the Properties as set forth in an Approved Annual Budget to the extent that such


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expenses are actually incurred by Borrower minus any payments into the Tax and
Insurance Escrow Fund.

     "Cash Management Agreement" shall mean that certain Cash Management Agreement dated the date hereof by and among Borrower, Manager, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

     "Casualty" shall have the meaning specified in Section 6.2 hereof.

     "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

     "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "Closing Date" shall mean the date of the funding of the Loan.

     "Closing Date DSCR" shall mean the Debt Service Coverage Ratio on the date hereof which is equal to 2.89:1.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

     "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

     "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

     "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

    (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) amounts paid to the

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         Reserve Funds, less (A) management fees equal to the greater of (1)
         assumed management fees of four percent (4%) of Gross Income from Operations or (2) the actual management fees incurred, and (B) assumed Replacement Reserve Fund contributions equal to the amount set forth on
         Schedule IX per square foot of gross leaseable area at the Properties; and

     (b) the denominator is the aggregate amount of principal and/or interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) three percent (3%) above the Applicable Interest Rate.

     "Defeasance Date" shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

     "Defeasance Deposit" shall mean an amount equal to the remaining principal amount of the Note or the Defeased Note, as applicable, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Sections 2.3 and 2.4 hereof.

     "Defeasance Event" shall have the meaning set forth in Section 2.4.1(a) hereof.

     "Defeased Note" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

     "Disclosure Document" shall have the meaning set forth in Section 9.2(a) hereof.

     Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1 + by Fitch IBCA, Inc. in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aa" by Moody's).

     "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time or if not executed on the Closing Date, in the form attached hereto as Schedule VIII.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in Section 8. l(a) hereof.

     "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Extraordinary Expense" shall have the meaning set forth in Section 5.1.1 l(e) hereof.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "Gross Income from Operations" shall mean all income as reported on the financial statements delivered by Borrower in accordance with this Agreement, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

     "Improvements" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

     "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money;
(b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Independent Director" shall have the meaning set forth in Section
4.1.30(p).

     "Individual Property" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property" .

     "Insolvency Opinion" shall mean that certain opinion letter delivered by Levenfeld, Eisenberg, Janger & Glassberg in connection with the Loan.

     "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

     "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities

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affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and au horizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "Lehman" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lehman Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Lender" shall mean Lehman Brothers Holdings Inc., together with its successors and assigns.

     "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

     "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

     "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, [the O&M Agreement], the Subordination of Management Agreement, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan.

     "Lockbox Event" shall have the meaning set forth in Section 2.6.1 hereof.

     "Lockbox Account" shall mean the account, if any, specified in the Cash Management Agreement for deposit of Rents and other receipts from the Property.

     "Management Agreement" shall mean, with respect to each Individual Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property.

     "Manager" shall mean Inland Commercial Property Management, Inc.

     "Matured Performing Rate" shall mean a rate per annum equal to the greater of (i) the Regular Interest Rate plus five percentage points (5%) or (ii) the Treasury Rate plus five percentage points (5%).

     "Maturity Date" shall mean October 1, 2033, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Monthly Debt Service Payment Amount" shall mean an amount equal to $182,000.00.

     "Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

     "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1 . l l (b) hereof.

     "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

     "Note" shall mean that certain note of even date herewith in the principal amount of Fifty-Four Million Six Hundred Thousand and No/100 Dollars ($54,600,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time including any Defeased
Note and Undefeased Note that may exist from time to time.

     "O&M Agreement" shall mean an Operations and Maintenance Agreement between
Borrower and Lender in the form annexed hereto as Schedule XI.

     "Officers' Certificate" shall mean a certificate delivered to Lender by
Borrower which is signed by an authorized senior officer of the sole member of
Borrower.

     "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by
Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

     "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

     "Other Contract Funds" shall mean any payment due to Borrower under any of the agreements described on Schedule X.

     "Payment Date" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

     "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan
Documents, (b) all Liens, encumbrances and other matters disclosed in the Title
Insurance Policies relating to such Individual Property or any part thereof, (c)
Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted
Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

     "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

     (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the
United States of America including, without limitation, obligations of:
the U.S.
Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services
Administration (participation certificates), the U.S. Maritime
Administration
(guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the
Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (ii)  Federal Housing Administration debentures;

     (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit
System (consolidated systemwide bonds and notes), the Federal Home Loan
Banks
(consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the
Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity hat cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D)
such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time
(v) deposits,bankers' acceptances and repurchase agreements with
(vi) maturities of not more than
365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, just not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and
(vi) time
deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) debt obligations with maturities of not more than 365 days and
(viii) at all
times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

     (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency
(or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating;
provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;
 (ix) units of taxable money market funds or mutual funds, which
(x) funds are
regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United
States, which funds have the highest rating available from each Rating
Agency
(or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

     (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Permitted Release Date" shall mean the date that is the earlier of
(a)
three (3) years from the Closing Date or (b) two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

     "Physical Conditions Report" shall mean, with respect to each Individual
Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

     "Policies" shall have the meaning specified in Section 6.1(b) hereof.

     "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

     "Provided Information" shall have the meaning set forth in Section
9.1(a)
hereof.

     "Qualifying Manager" shall mean a reputable and experienced management organization reasonably satisfactory to Lender possessing experience in managing properties similar in size, scope and value of the Properties, provided that
Borrower shall have obtained prior written confirmation from the Rating Agency that management of the Properties by such entity will not cause a downgrading, withdrawal or qualification of the then current rating of the securities issued pursuant to the Securitization.

     "Rating Agencies" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps
Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "Rating Surveillance Charge" shall have the meaning set forth in Section
9.3 hereof.

     "Registration Statement" shall have the meaning set forth in Section
9.2(b)
hereof.

     "Regular Interest Rate" shall mean Six and 36/100 (6.36%) percent per annum.

     "REIT" shall mean Inland Real Estate Corporation, a Maryland corporation.

     "Release Amount" shall mean for an Individual Property the amount set forth on Schedule I hereto.

     "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

     "Rents" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance, including the Other Contract Funds.

     "Replacement Reserve Account" shall have the meaning set forth in
Section 7.3.1
hereof.

     "Replacement Reserve Fund" shall have the meaning set forth in Section
7.3.1 hereof.

     "Replacement Reserve Monthly Deposit" shall have the meaning set forth in
Section 7.3.1 hereof.

     "Replacements" shall have the meaning set forth in Section 7.3.1(a) hereof.

     "Required Repair Account" shall have the meaning set forth in Section
7.1.1
hereof.

     "Required Repair Fund" shall have the meaning set forth in Section
7.1.1
hereof.

     "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

     "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Rollover Reserve Fund, the Required Repair Fund, or any other escrow fund established by the Loan Documents.

     "Restoration" shall have the meaning set forth in Section 6.2 hereof.

     "Rollover Reserve Account" shall have the meaning set forth in Section
7.4.1 hereof.

     "Rollover Reserve Fund" shall have the meaning set forth in Section
7.4.1
hereof.

     "Scheduled Defeasance Payments" shall have the meaning set forth in Section
2.4.1(b) hereof.

     "Securities" shall have the meaning set forth in Section 9.1 hereof.

     "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Securitization" shall have the meaning set forth in Section 9.1 hereof.

     "Security Agreement" shall have the meaning set forth in Section 2.4.1(a)(vi) hereof.

     "Servicer" shall have the meaning set forth in Section 9.6 hereof.

     "Servicing Agreement" shall have the meaning set forth in Section 9.6 hereof. "Severed Loan Documents" shall have the meaning set forth in Section
8.2(c) hereof.

     "Single Purpose Entity" shall mean a Person, other than an individual, which at all times since its formation: (i) has been a duly formed and existing limited partnership or corporation, as the case may be; (ii) has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business; (iii) has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects; (iv) has observed all customary formalities regarding its partnership, corporate, or limited liability company existence, as the case may be; (v) subject to the provisions of Section 4.1.30 has accurately maintained its financial statements, accounting records and other partnership, limited liability company or corporate documents separate from those of any other Person; (vi) has not commingled its assets or funds with those of any other
Person; (vii) has accurately maintained its own bank accounts, payroll and books and accounts separate from those of any other Person; (viii) has paid its own liabilities from its own separate assets; (ix) has identified itself in all dealings with the public, under its own name and as a separate and distinct entity; (x) subject to the provisions of Section 4.1.30, has not identified itself as being a division or a part of any other Person; (xi) has not identified any other Person as being a division or a part of such Person;
(xii)
has been adequately capitalized in light of its contemplated business operations; (xiii) has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the endorsement of negotiable instruments in the ordinary course of business) or held out its credit as being available to satisfy the obligations of any other Person;
(xiv)
has not acquired obligations or securities of any other Person; (xv) has not made loans or advances to any other Person; (xvi) has not entered into and was not a party to any transaction with any Affiliate of such Person, except in the ordinary course of business and on terms which are no less favorable to such
Person than would be obtained in a comparable arm's-length transaction with an unrelated third party; (xvii) has conducted its own business in its own name;
(xviii) has paid the salaries of its own employees and maintained a sufficient number of employees in light of its contemplated business operations;
(xix) has
allocated fairly and reasonably any overhead for shared office space; (xx) has used separate stationery, invoices and check; (xxi) has not pledged its assets for the benefit of any other entity or made any loans or advances to any person or entity; (xxii) has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code;
(xxiii) has not acquired obligations or securities of its partners or Affiliates; (xxiv) has corrected any known misunderstanding regarding its separate identity; (xxv) if a corporation, has at all times an Independent Director; (xxvi) if a limited partnership or limited liability company, has at all times a general partner or managing member, as the case may be, that is a
Single Purpose Entity with an Independent Director; (xxvii) with respect to
Borrower, has not engaged, directly or indirectly, in any business other than the ownership, management, leasing, construction, development, financing, operation and maintenance of the Properties (and such activities incidental thereto); with respect to SPC Party, has not engaged in any business or activity other than the ownership of its interest in Borrower and such activities as are directly related to its acting as the SPC Party of Borrower;
(xxviii) with respect to Borrower, has not acquired or owned any material assets other than the Properties and such incidental personal property as may be necessary for the operation of the Properties; with respect to SPC Party, has not acquired or owned any material assets other than its ownership interest in
Borrower and such incidental personal property as may be necessary in connection therewith; (xxix) has not incurred, created or assumed any Additional Indebtedness; (xxx) has not made advances or loans to any Persons or entities; (xxxi) guarantee any obligation of any Person, or pledge any assets of Borrower or SPC Party on behalf of any Person; (xxxii) has not voluntarily filed a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; (xxxiii) has not merged into or consolidated with any Person, except as permitted pursuant to Section 2.13 hereof; (xxxiv) has not voluntarily dissolved, terminated or liquidated, in whole or in part;
(xxxv) has conducted its business so that the assumptions made with respect to
Borrower and SPC Party in that certain Insolvency Opinion dated the date hereof in connection with the Loan shall be true and correct in all respects.

     "SPC Party" shall have the meaning set forth in Section 4.1.30(o) hereof.

     "State" shall mean, with respect to an Individual Property, the State or
Commonwealth in which such Individual Property or any part thereof is located.

     "Substitute Property" shall have the meaning set forth in Section
2.7.1
hereof.

     "Substitute Release Amount" shall have the meaning set forth in Section
2.7.1(vii) hereof.

     "Substituted Property" shall have the meaning set forth in Section
2.7.1
hereof.

     "Substitution Conditions" shall mean that the Release Amount of each Individual Property which is the subject of a substitution, when aggregated with the Release Amounts of all other Individual Properties which were previously, or are simultaneously therewith, the subject of a substitution, does not exceed one-third (33.333%) of the original principal balance of the Loan.

     "Successor Borrower" shall have the meaning set forth in Section
2.4.2
hereof.

     "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

     "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section
7.2.1 hereof regardless of whether the funds held therein are held by Lender for the payment of Taxes or Insurance Premiums or both.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

     "Title Insurance Policies" shall mean, with respect to each Individual
Property, an ALTA mortgagee title insurance policy in the form (acceptable to
Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

     "Transferee" shall have the meaning set forth in Section 5.2.13 hereof.

     "Treasury Rate" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximately the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H. 15-Selected
Interest Rates under the heading U.S. Governmental Security/Treasury
Constant
Maturities, or other recognized source of financial market information selected by Lender.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

     "Undefeased Note" shall have the meaning set forth in Section
2.4.1(a)(v)
hereof.

     "Underwriter Group" shall have the meaning set forth in Section
9.2(b)
hereof.

     "U.S. Obligations" shall mean direct non-callable obligations of the United
States of America.

     "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of a
Defeased Note, as applicable, will be sufficient to purchase U.S.
Obligations
providing the required Scheduled Defeasance Payments.

     Section 1.2 Principles of Construction.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II. GENERAL TERMS

     Section 2.1 Loan Commitment: Disbursement to Borrower.

     2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the
Loan on the Closing Date.

     2.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 The Note, Mortgages and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.


     2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to
(a)
repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties, and (f) distribute the balance, if any, to Borrower.

     Section 2.2 Interest: Loan Payments; Late Payment Charge.

     2.2.1 Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

     2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

     2.2.3 Payment Before Anticipated Repayment Date. Borrower shall pay to
Lender (a) on the first Payment Date following the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including such Payment Date and (b) on each Payment
Date thereafter up to but not including the Anticipated Repayment Date, an amount equal to the interest on the outstanding principal amount of the Loan for the prior calendar month, calculated as set forth herein, which payments shall be applied to accrued and unpaid interest at the Applicable Interest Rate.

     2.2.4 Payments After Anticipated Repayment Date. Borrower shall pay to
Lender on each Payment Date commencing on the Anticipated Repayment Date
(a) an
amount equal to the sum of the interest that would have accrued on the outstanding principal balance of the Loan at the Regular Interest Rate plus the
Monthly Debt Service Payment Amount, such payment to be applied to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the
Regular Interest Rate and the balance applied to reduce the principal outstanding balance of the Loan and (b) an amount equal to the Net Cash Flow after Debt Service for the preceding month less contributions to the Reserve
Funds, such payment to be applied in accordance with the terms of the Cash Management Agreement. Interest accrued at the Matured Performing Rate and not paid pursuant to the preceding sentence ("Accrued Interest"), shall be added to the outstanding principal balance of the Loan and shall earn interest at the
Applicable Interest Rate, to the extent permitted by law.

     2.2.5 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest (including without limitation the Accrued Interest) and all other amounts due hereunder and under the Note, the Mortgages and other the Loan
Documents.

     2.2.6 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and
Borrower shall pay to Lender on each Payment Date an amount equal to the Net
Cash Flow After Debt Service for the prior month, such amount to be applied by
Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow
After Debt Service shall both be computed from the occurrence of the Event of
Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgages. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to
Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After
Debt Service.

     2.2.7. Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the
Mortgages and the other Loan Documents to the extent permitted by applicable law.

     2.2.8 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject
Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan
Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum
Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     Section 2.3 Prepayments.

     2.3.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the
Anticipated Repayment Date. On any Payment Date commencing on June 1, 2008 and on any Payment Date thereafter, Borrower may, at its option, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium. Borrower shall give prior written notice to Lender or Borrower's intention to prepay the
Debt as aforesaid not less than thirty (30) days prior to date of such prepayment. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

     2.3.2 Mandatory Prepayments. On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of any Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. No Yield Maintenance Premium or
Defeasance Deposit shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

     2.3.3 Prepayments After Default. If, prior to the Anticipated
Repayment
Date and following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the Loan to be satisfied or prepaid.

     Section 2.4 Defeasance.

     2.4.1 Voluntary Defeasance. (a) Provided no Event of Default shall then exist, Borrower shall have the right on any Payment Date after the Permitted
Release Date and prior to the Anticipated Repayment Date to voluntarily defease all or any portion of the Loan by and upon satisfaction of the following conditions (such event being a "Defeasance Event"):

(i) Borrower shall provide not less than thirty (30) days prior
(ii) written
notice to Lender specifying the Payment Date (the "Defeasance Date") on which the Defeasance Event and the principal amount of the Loan to be defeased;

(iii) Borrower shall pay to Lender all accrued and unpaid interest
(iv) on the
outstanding principal balance of the Loan to and including the Defeasance
Date;

(iii) Borrower shall pay to Lender all other sums, not including
(iv) scheduled
interest or principal payments, then due under the Note, this Agreement, the
Mortgages, and the other Loan Documents;

(v) Borrower shall deliver to Lender the Defeasance Deposit
(vi) applicable to
the Defeasance Event;

     (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to modify this
Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original
Note and a Maturity Date equal to the Anticipated Repayment Date (the
"Defeased
Notes) and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased
Note shall otherwise have terms identical to the Note, except that a Defeased
Note cannot be the subject of any further Defeasance Event;

(vii) Borrower shall execute and deliver a security agreement, in
(viii) form and
substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.4 (the "Security
Agreement");

(vii) Borrower shall deliver an opinion of counsel for Borrower in
(viii) form
reasonably satisfactory to Lender stating, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(ix) Borrower shall deliver confirmation in writing from the
(x) applicable
Rating Agencies to the effect that such release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such
Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to
Lender and the applicable Rating Agencies;

(ix) Borrower shall deliver an Officer's Certificate certifying
(x) that the
requirements set forth in this Section 2.4.1(a) have been satisfied;

     (x) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the
Scheduled Defeasance Payments;

     (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

(xi) Borrower shall pay all costs and expenses of Lender incurred
(xii) in
connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the related Mortgage as provided in
Section 2.5 hereof as well as reasonable attorneys' fees and expenses.

            (b) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the
Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable, and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable, (including without limitation scheduled payments of principal, interest, servicing fees (if any), the Rating Surveillance Charge and any other amounts due under the Loan
Documents on such dates) and assuming such Note or Defeased Note is prepaid in full on the Anticipated Repayment Date (the "Scheduled Defeasance Payments").
Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (if a Lockbox Account had theretofore been established pursuant to the terms hereof or otherwise as directed by Lender) and applied to satisfy the obligations of Borrower under the
Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.4 and satisfy Borrower's other obligations under this
Section 2.4
and Section 2.5 shall be remitted to Borrower.

     2.4.2 Successor Borrower. In connection with any Defeasance Event, Borrower may, or at the request of Lender shall, establish or designate a successor entity (the "Successor Borrower") which shall be a single purpose bankruptcy remote entity with an

Independent Director approved by Lender, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor
Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, subject to the provisions of Section 9.4 hereof, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 2.4.2, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith.

     Section 2.5 Release of Property. Except as set forth in this Section
2.5, no
repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

     2.5.1 Release of all Properties.

(a) If Borrower has elected to defease the entire Loan and the
(b) requirements
of Section 2.4 and this Section 2.5 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgage and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

(c) In connection with the release of the Mortgages, Borrower shall
(d) submit
to Lender, not less than fifteen (15) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and satisfactory to
Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and
(ii) will effect such releases in accordance with the terms of this Agreement.

     2.5.2 Release of Individual Property. If Borrower has elected to defease a portion of the Loan and the requirements of Section 2.4 and this Section
2.5 have
been satisfied, Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of
Borrower's obligations under the Loan Documents with respect to such Individual
Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(a) The principal balance of the Defeased Note shall equal or exceed
(b) the
Adjusted Release Amount for the applicable Individual Property; provided, however, if the undefeased portion of the Loan at the time a release is requested is less than the Adjusted

Release Amount, the Defeased Note shall equal the remaining undefeased portion of the Loan at the time of release;

(c) Borrower shall submit to Lender, not less than fifteen (15) days
(d) prior
to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all
Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the
Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released); and

     (c) After giving effect to such release, the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages shall be equal to the greater of (i) the Closing Date DSCR, and (ii) the Debt Service
Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released and taking into account the Debt evidenced by the Defeased Note in question) for the twelve (12) full calendar months immediately preceding the release of the Individual Property.

     2.5.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan
Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

     Section 2.6 Manner of Making Payments; Cash Management.

     2.6.1 Deposits into Lockbox Account. In the event that (a) the Debt
Service
Coverage Ratio shall at any time be less than 1.50:1 for a twelve (12) month period or (b) the Loan is not paid in full on or prior to the Anticipated Repayment Date (each event described in clauses (a) and (b) hereof is a "Lockbox
Event"), Borrower shall cause all Rents from the Properties to be deposited into the Lockbox Account in accordance with the Cash Management Agreement, and Borrower shall, and shall cause Manager to, deliver irrevocable written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account and Borrower shall cause the holder of the Lockbox Account to execute and deliver to Lender the agreement in the form annexed to the Cash Management Agreement as Exhibit C. In the event that either
Borrower or Manager receives any amounts constituting Rents or other revenue of any kind from the Properties, including but not limited to the Other Contract
Funds, after establishment of the Lockbox Account, Borrower shall, or shall cause Manager to, deposit said amounts into the Lockbox Account not later than the second Business Day after receipt thereof. Disbursements from the Lockbox
Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management

Agreement. Lender shall have sole dominion and control over the Lockbox
Account
and, except as set forth in the Cash Management Agreement, Borrower shall have
no rights to make withdrawals therefrom. In the event that, prior to the Anticipated Repayment Date, the Lockbox Account is established as set forth in clause (a) of the first sentence of this Section 2.6.1, Lender shall release the
Lockbox Account provided that Borrower establishes to the reasonable satisfaction of Lender that the Debt Service Coverage Ratio is in excess of
1.50:1 for three (3) consecutive calendar quarters; provided, however, in the
event that Lender has released the Lockbox Account, and the Debt Service Coverage Ratio again is at any time less than 1.50:1 for three (3) consecutive calendar quarters, the Lockbox Account shall be reestablished under the same
terms as set forth herein except that Lender shall not be obligated to release
the Lockbox Account unless the Debt Service Coverage Ratio thereafter is in
excess of 1.50:1 for three (3) consecutive calendar quarters. Thereafter, in the
event that the Debt Service Coverage Ratio again less than 1.5:1 for three
(3)
consecutive calendar quarters, the Lockbox Account shall be permanently re-established.

     2.6.2 Making of Payments. Each payment by Borrower hereunder or under the
Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00
p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

     2.6.3 Payments Received in the Lockbox Account. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the payment due pursuant to Section 2.2.3 and
Section 2.2.4 and amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

     2.6.4 No Deductions, etc. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

     Section 2.7 Property Substitutions.

     2.7.1 Substitution of Property. Notwithstanding the provisions of
Section 2.5
hereof, subject to the terms and conditions set forth in this Section 2.7, Borrower may obtain a release of the Lien of a Mortgage (and the related Loan
Documents) encumbering an Individual Property (a "Substituted Property") by substituting therefor another shopping center property acquired by Borrower
(individually, a "Substitute Property" and collectively, the "Substitute Property"), provided that (a) the Substitution Conditions are satisfied with respect to Substitute Property, (b) no such substitution may occur after the
Anticipated

Repayment Date and (c) such substitution shall be subject to the satisfaction of the following conditions precedent:

(i) Lender shall have received a copy of a deed conveying all
(ii) of
               Borrower's right, title and interest in and to the Substituted
               Property to an entity other than Borrower and the SPC Party and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in which the Substituted Property is located.

(iii) Lender shall have received an appraisal of each of the
(iv) Substitute
               Property and the Substituted Property, each dated no more than sixty (60) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value
               of the Substitute Property that is not less than the greater of
(a) the value of the Substituted Property as set forth in
(b) the
               appraisal delivered to Lender at the time of the encumbrance of the Substituted Property by the related Mortgage or (b) the value of the Substituted Property on the date of substitution.

(iii) After giving effect to the substitution, the Debt Service
(iv) Coverage
               Ratio for the Loan for all of the Properties (including the Substitute Property but excluding the Substituted Property)
is
               not less than the greater of (a) the Closing Date DSCR or
(b) the
               Debt Service Coverage Ratio for the Loan for each of the Properties (including the Substituted Property but excluding the
               Substitute Property) as of the date immediately preceding the substitution.

(v) The Net Operating Income for the Substitute Property does
(vi) not
               show a downward trend over three (3) consecutive years prior to the date of substitution or, with respect to a Substitute Property for which information regarding the Net Operating
Income
               of such Substitute Property for the three (3) years immediately prior to the date of substitution cannot be obtained by Borrower after Borrower's exercise of diligent efforts, the Net
Operating
               Income shall not show a downward trend for such period of Time immediately prior to the date of substitution as may be determined from the information regarding such Net
Operating
               Income available.

(v) The Net Operating Income and Debt Service Coverage Ratio
(vi) (for
(vii) the
               twelve (12) month period immediately preceding the substitution)
               for the Substitute Property is not less than the Net
Operating
               Income and Debt Service Coverage Ratio (for the twelve (12) month period immediately preceding the substitution) for the related
               Substituted Property. For purposes of this clause (v), the Debt
               Service Coverage Ratio with respect to a Substitute
Property or a
               Substituted Property shall be calculated using the Net Operating Income with respect to such
Substitute
               Property or the Substituted Property, as applicable, and the principal and interest due and payable on the Note with respect to the related Pro Rata Release Amount for the Substitute Property immediately after the substitution or the Pro Rata Release Amount for the Substituted Property immediately prior to
               the substitution, as applicable.

(vii) Lender shall have received confirmation in writing from the
(viii) Rating
               Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the
               Securities issued in connection with the Securitization that are then outstanding.

     (vii) No Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects
               with all terms and conditions set forth in this Agreement and in each
               Loan Document on Borrower's part to be observed or performed.
               Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of
               Borrower contained in this Agreement and the other Loan
Documents
               are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Substituted Property and the Substitute Property, such certificate to be in form and substance satisfactory to the Rating Agencies.

(ix) Borrower shall have executed, acknowledged and delivered to
(x) Lender
(A) a Mortgage, an Assignment of Leases and two UCC
(B) Financing
               Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and
               UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statement in the office of the
               Secretary of State of the state in which the Substitute
Property
               is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute
Property,
               of the requisite priority, in favor of Lender (or such other trustee as may be required under local law), subject only to the
               Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (B) and an Environmental Indemnity with respect to the Substitute Property. The
Mortgage,
               Assignment of Leases, UCC-1 Financing Statements shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related
Substituted
               Property subject to modifications reflecting the Substitute Property as the Individual Property that is the subject of such
               documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and
               delivering the opinion as to the enforceability of such documents required pursuant to clause (xiv) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the
               Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred fifty percent (150%) of the amount of the
               Loan allocated to the Substitute Property. The amount of the Loan allocated to, and the Release Amount of, the Substitute
Property
               (such amount being hereinafter referred to as the "Substitute
               Release Amount") shall equal the Release Amount of the related
               Substituted Property.

(viii) Lender shall have received (A) any "tie-in" or similar
(ix) endorsement
               to each Title Insurance Policy insuring the Lien of an existing
               Mortgage as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the
               Mortgage with respect to the Substitute Property and (B) a Title
               Insurance Policy (or a marked, signed and reedited commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title
               company that issued the Title Insurance Policies insuring the
               Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access
               agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substituted Property. The Title Insurance
Policy
               issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Release Amount if the
               "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Substitute Release
Amount,
               (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted
               Encumbrances and standard exceptions and exclusions from coverage
               (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are contained in the
               Title Insurance Policies insuring the Liens of the existing Mortgages, and (4) name Lender as the insured. Lender also shall
               have received copies of paid receipts shoving that all premiums in respect of such endorsements and Title Insurance
Policies have
               been paid.

     (x) Lender shall have received a title survey for each Substitute Property, certified to the title company and
Lender
               and their successors and assigns,
               in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the
               Substitute Property is located and acceptable to the Rating Agencies in accordance with the 1992 Minimum Standard
Detail
               Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property. The surveyor's seal shall be affixed to each survey and each survey
               shall certify that the surveyed property is not located in a
               "one-hundred-year flood hazard area."

     (xi) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance
               required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

(xi) Lender shall have received a Phase I environmental report
(xii) and, if
               recommended under the Phase I environmental report, a Phase
II
               environmental report, which conclude that the Substitute
Property
               does not contain any Hazardous Substance (as defined in the Mortgage) and is not subject to any risk of contamination from
               any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, and such
               report requires or recommends remediation, such report shall include an estimate of the cost of any related remediation, and
               Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any Hazardous
Substance
               on the Substitute Property for which such amount was deposited with Lender or any danger of contamination from any off-site
               Hazardous Substance that has not been fully remediated and
(B)
               paid receipts indicating that the costs of all such remediation work have been paid; provided, however, in the event that said report recommends no remediation, then no such deposit will be required.

(xiii) Borrower shall deliver or cause to be delivered to Lender
(xiv) (A)
               updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to
               Lender in connection with the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located
(if
               required in such jurisdiction) and (C) resolutions of the member of Borrower authorizing the substitution and any actions
               taken in connection with such substitution.

(xv) Lender shall have received the following opinions of
(xvi) Borrower's
               counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute
Property is
               located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the
Substitute
               Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction;
(C) an opinion of Richards, Layton & Finger or such other
(D) counsel
               acceptable to the Rating Agencies stating that the Loan
Documents
               delivered with respect to the Substitute Property pursuant to clause (viii) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan
               Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party to which it or its properties are bound; (C) an opinion of counsel or other evidence acceptable to the Rating Agencies stating that subjecting the Substitute Property to the Lien of the related
               Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of
               Lender to enforce its remedies under all of the Loan
Documents or
               to realize the benefits of the cross-collateralization provided for thereunder; and (E) an opinion of counsel acceptable to the
               Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the
               Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust.

(xv) Borrower shall have paid all Basic Carrying Costs relating
(xvi) to the
               Properties and the Substitute Property, including without limitation, (i) accrued but unpaid insurance premiums relating to
               the Properties and the Substitute Property, (ii) currently due and payable Taxes (including any in arrears) relating to the

               Properties and the Substitute Property and (iii) currently due
               Other Charges relating to the Properties and Substitute
Property.

(xvii) Borrower shall have paid or reimbursed Lender for all costs
(xviii) and
               expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with
               the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without
               limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of
               the Rating Agencies incurred in connection with the substitution.

     (xvii) Lender shall have received annual operating statements and occupancy statements for the Substitute Property for the most
               recently completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements.

(xix) Borrower shall have delivered to Lender estoppel
(xx) certificates from
               any existing tenants (A) constituting anchor tenants at the Substitute Property, (B) leasing an entire building at the Substitute Property, (C) whose rent equals or exceeds ten
(10%)
               percent of the Gross Income from Operations relating to the Substitute Property or (D) that, disregarding the area leased by
               those described in clauses (A), (B) and (C), lease no less than sixty percent (60%) of the remaining gross leasable area at the
               Substitute Property. All such estoppel certificates shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) to the knowledge of such tenant, there are no defaults under such lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no defense or offset to the payment of rent under such leases, (4) no rent under such lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option or right of
               first refusal under such lease to purchase all or any portion of the Substitute Property and (6) all tenant improvement work required under such lease has been completed and the tenant under
               such lease is in actual occupancy of its leased premises.
If an
               estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed,
               Borrower shall, if required by the Rating Agencies, deliver to
               Lender financial statements indicating that Borrower has Adequate funds to pay all costs related to such tenant improvement work as required under such lease.

(xix) Lender shall have received copies of all tenant leases and
(xx) any
               ground leases affecting the Substitute Property certified by
               Borrower as being true and correct. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct.

(xxi) Lender shall have received subordination, nondisturbance
(xxii) and
               attornment agreements with respect to all of the Leases affecting the Substitute Property other than such Leases that are, by their terms, subordinate to the Mortgage with respect to the Substitute
               Property and, if the law of the

               State where the Substitute Property is located allows the tenant under the Lease in question to treat such Lease as terminated in the event of sale by foreclosure or power of sale, provide for attornment to a subsequent owner in the case of sale by foreclosure or power of sale.

(xxi) Lender shall have received an endorsement to the Title
(xxii) Insurance
               Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not
               available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such
               Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot.

(xxiii) Lender shall have received a Physical Conditions Report
(xxiv) with
               respect to the Substitute Property stating that the Substitute
               Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute
               Property is in good condition and repair and free of damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall
               be confirmed by delivery to Lender by one of the following:
a
               letter from the municipality in which such Property is located, or a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), or an ALTA 3.1 zoning endorsement to the
               Title Insurance Policy delivered pursuant to clause (ix) above
               (with respect to zoning laws) or a subdivision endorsement to the
               Title Insurance Policy delivered pursuant to clause (ix) above
               (with respect to subdivision laws). If the Physical
Conditions
               Report recommends that any repairs be made with respect to the
               Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred twenty-five percent (125%) of such estimated cost, which deposit
               shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid.

     (xxiii) Lender shall have received a certified copy of an agreement terminating the Management Agreement as to the Substituted Property and a certified copy of the Management Agreement for the
               Substitute Property and Manager shall have executed and delivered to Lender an amendment to the Assignment of Management
Agreement
               pertaining to the

               Management Agreement for the Substitute Property, of which shall be in the same form as delivered by the parties thereto on the date hereof.

(xxv) Lender shall have received such other and further
(xxvi) approvals,
               opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

(xxv) Lender shall have received copies of all contracts and
(xxvi) agreements
               relating to the leasing and operation of the Substitute
Property
               (other than the Management Agreement) together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct
               copy of such contract or agreement and all amendments thereto.

(xxvii) Borrower shall submit to Lender, not less than fifteen (15)
(xxviii) days
               prior to the date of such substitution, a release of Lien
(and
               related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate
               for the jurisdiction in which the Substituted Property is located. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section
2.7.1
               have been satisfied.

Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Release Amount with respect to such Substitute
Property shall be deemed to be the Release Amount with respect to such Substitute Property for all purposes hereunder.

     III. CONDITIONS PRECEDENT

     Section 3.1 Conditions Precedent to Closing.

     The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

     3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and
Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

     3.1.2 Loan Agreement and Note. Lender shall have received a copy of this
Agreement and the Note, in each case, duly executed and delivered on behalf of
Borrower.

     3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases, etc.

(a) Mortgages, Assignments of Leases and other Loan Documents.
(b) Lender
(c) shall
have received from Borrower fully executed and acknowledged counterparts of the
Mortgages and the Assignments of Leases and evidence that counterparts of the
Mortgages and Assignments of Leases have been delivered to the title for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such trustee as may be required under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Cash Management
Agreement, and Assignment of Management Agreement.

(c) Title Insurance. Lender shall have received Title Insurance
(d) Policies
issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title
Insurance Policies shall (i) provide coverage in amounts equal to the Release
Amount for the applicable Property together with a "tie-in" or similar endorsement, (ii) insure Lender that the relevant Mortgage creates a valid lien on the applicable Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted
Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender, its successors and assigns, as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

(d) Survey. Lender shall have received a title survey for each
(e) Individual
Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land
Title Surveys. The surveys shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Each such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a legal description of the real property comprising part of such
Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

(e) Insurance. Lender shall have received valid
(f) certificates of
(g) insurance for
the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

(f) Environmental Reports. Lender shall have received an
(g) environmental
report in respect of each Individual Property, in each case reasonably satisfactory to Lender.

(e) Zoning. With respect to each Individual Property, Lender shall
(f) have
received, at Lender's option, (i) letters or other evidence with respect to each
Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (iii) other evidence of zoning compliance, in each case in substance reasonably satisfactory to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken
(h) such
actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date with respect to each Mortgage on the applicable Individual
Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

     3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and
Lender shall have received and approved certified copies thereof.

     3.1.5 Delivery of Organizational Documents. On or before the Closing
Date,
Borrower shall deliver or cause to be delivered to Lender copies certified by
Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

     3.1.6 Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues, and
(b) with
respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel in their reasonable discretion.

     3.1.7 Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

     3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic
Carrying
Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) currently due and payable Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the
Properties, which amounts shall be funded with proceeds of the Loan.

     3.1.9 Completion of Proceedings. All organizational proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan

Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

 3.1.11 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each tenant identified by Lender as an "anchor tenant" of any Individual Property, (b) each tenant leasing an entire building at any Individual Property, (c) each tenant paying base rent in an amount equal to or exceeding five percent (5%) of the Gross Income from Operations from the applicable Individual Property occupied by such tenant and (d) disregarding the area leased by those described in clauses (a), (b) and (c), lessees of not less than seventy-five percent (75%) of the remaining gross leasable area of each Individual Property; provided, however, in the event that Borrower exercises reasonable commercial efforts to deliver such estoppels certificates to Lender, Lender agrees that the failure or inability of Borrower to deliver to Lender the estoppels required hereby shall be waived by Lender.

 3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

 3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower or the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

 3.1.14 Leases and Rent Roll. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Properties. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.


 3.1.15 Subordination and Attornment. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases affecting the Properties designated by Lender to the Mortgage. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms.

3.1.16 Tax Lot. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

 3.1.17 Physical Conditions Reports. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

 3.1.18 Management Agreement. Lender shall have received a certified copy of the Management Agreement with respect to the Properties which shall be satisfactory in form and substance to Lender.

3.1.19 Appraisal. Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

 3.1.20 Financial Statements. Lender shall have received a balance sheet with respect to each Individual Property for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to each Individual Property for the three most recent Fiscal Years, each in form and substance reasonably satisfactory to Lender.

 3.1.21 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

 IV. REPRESENTATIONS AND WARRANTIES

 Section 4.1 Borrower Representations.

Borrower represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

 4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

 4.1.4 Litigation. To Borrower's knowledge, there are no actions, suits or proceedings at law or in equity by or before any governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

4.1.5 Agreements. Except such instruments and agreements set forth as Permitted Exceptions in the Title Insurance Policies, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. To Borrower's knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties and (b) obligations under the Loan Documents.

 4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements

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

required to be filed in connection therewith, will create (a) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personally (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are due and unpaid under the contracts pursuant to which such work or labor was performed or materials provided which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

 4.1.7 No Bankruptcy Filing. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

 4.1.8 Full and Accurate Disclosure. To Borrower's knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

 4.1.9 No Plan Assets. Borrower is not an Aemployee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

 4.1.10 Compliance. To Borrower's knowledge, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

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

 4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof as retail shopping centers, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

 4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

 4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

 4.1.15 Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

 4.1.16 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

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

 4.1.17 Assessments. There are no pending, or to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

 4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

 4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents by Borrower or any of its predecessors in interest, given as collateral security which are presently outstanding.

 4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

 4.1.21 Use of Property. Each Individual Property is used exclusively for retail purposes and other appurtenant and related uses.

 4.1.22 Certificate of Occupancy; Licenses. Except as to the Properties described on Schedule VII regarding which the following representation is made at Borrower's knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property as a retail shopping center (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of each Individual Property as a retail shopping center. To Borrower's knowledge, the use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

 4.1.23 Flood Zone. Except as disclosed on Schedule IV, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

 4.1.24 Physical Condition. Except as disclosed in the Physical Conditions Reports delivered to Lender in connecting with this Loan, to Borrower's knowledge, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice


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

from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

 4.1.25 Boundaries. Except as disclosed on Schedule V, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

 4.1.26 Leases. The Properties are not subject to any Leases other than the Leases described in Schedule II attached hereto and made a part hereof. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to Borrower's knowledge, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding. To Borrower's knowledge, nontenant listed on Schedule II has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as set forth in Schedule II, no tenant under any Lease has any right or option for additional space in the Improvements except as set forth in Schedule II. No hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, except in either event, incompliance with applicable federal, state or local statues, rules and regulations.

4.1.27 Survey. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting such Individual Property or the title thereto.
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

 4.1.28 Loan to Value. The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Properties as set forth on the appraisals of the Properties delivered to Lender.

 4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid or are simultaneously being paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, been paid, and, undercurrent Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

 4.1.30 Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as follows:

 (a) The purpose for which Borrower is organized is and shall be limited solely to (I) owning, holding, selling, leasing, transferring, exchanging, operating and managing the Properties, (ii) entering into this Loan Agreement with Lender, (iii) refinancing the Properties in connection with a permitted repayment of the Loan and (iv) transacting any and all lawful business for which a Borrower may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

 (b) Borrower does not own and will not own any asset or property other than (i) the Properties, and (ii) incidental personal property necessary for and used or to be used in connection with the ownership or operation of the Properties.

(c) Borrower will not engage in any business other than the ownership, management and operation of the Properties.

 (d) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any owner of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any constituent party, owner or guarantor (collectively, the "Related Parties"), except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with Borrower or such Related Parties.

 (e) Borrower has not incurred and will not incur any Indebtedness other than (i) the Loan, and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors (which amount excludes Taxes and costs incurred in connection with a Casualty and/or Condemnation) in amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note

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

and is not in excess of sixty (60) days past due and does not exceed $2,000,000.00 in the aggregate. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Properties.

(f) Borrower has not made and will not make any loans or advances to any Person and shall not acquire obligations or securities of any Related Party.

(g) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(h) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any Related Party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such Related Party without the prior written consent of Lender.

(I) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower's assets will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower's assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of generally accepted accounting principles ("GAAP"), but only if (i) such consolidated financial statements shall contain a footnote to the effect that Borrower's assets are owned by Borrower and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and (ii) such assets shall be listed on Borrower's own separate balance sheet. Borrower will file its own tax returns; provided, however, that Borrower's assets may be included in a consolidated tax return of its parent companies if inclusion on such a consolidated tax return is required to comply with the requirement of GAAP or any other applicable law. Borrower shall maintain its books, records, resolutions and agreements as official records.

(j) Neither Borrower nor any Related Party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of material assets of Borrower.

(k) If Borrower is a limited partnership or a limited liability company, at least one general partner or member, or if Borrower is a general partnership at least two general partners (each, an "SPC Party") shall be a corporation whose sole asset is its interest in Borrower and each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this
Section 4.1.30 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or

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

the disassociation of the SPC Party from Borrower, Borrower shall immediately appoint a new member whose articles of incorporation are substantially similar to those of the SPC Party and deliver a new
Insolvency Opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

(1) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of Borrower (if a corporation) or of each SPC Party (if Borrower is a limited partnership or a limited liability company) reasonably satisfactory to Lender who is not at the time of initial appointment and has not been at any time during the preceding five (5) years: (i) a stockholder, director, officer, employee, partner, attorney or counsel of Borrower or such SPC Party or any Affiliate of either of them; (ii) a customer, supplier or other Person who derives more than 10% of its purchases or revenues from its activities with Borrower or such SPC Party or any Affiliate of either of them; (iii) a Person controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.)

(m) Borrower shall not cause or permit the board of directors of an SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of any SPC Party unless at the time of such action there shall be at least one member who is an Independent Director.

(n) So long as the Loan is outstanding, Borrower and the SPC Party shall each:

1.	at all times hold itself out to the public as a legal entity separate from any other Person and not identify itself as a division of any other person or entity;

2. not commingle its assets with assets of any other Person and hold all of its assets in its own name;

3.      conduct its business in its own name;

4.  	pay its own liabilities and expenses only out of its own funds;

5. maintain an arm's length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;

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

6.	pay the salary of its own employees, if any, from its own funds;

7.	not hold out its credit as being available to satisfy the obligations of others;

8.	allocate fairly and reasonably any overhead for shared office space and services performed by any employees of  an Affiliate;

9. 	use separate stationery, invoices and checks bearing its own name;
10. 	not pledge its assets for the benefit of any other Person;
11.	correct any known misunderstanding regarding its separate identity;

12.	maintain adequate capital and a sufficient number of employees in light of its contemplated business operations;

13.	not guarantee any obligation of any Person, including any Affiliate;

14. 	not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person;

15.	form, acquire or hold any subsidiary (whether corporate; partnership, limited liability company or other).

(o) Borrower warrants and represents that it has reviewed the Insolvency Opinion and all assumptions contained therein are true and that it shall conduct its business so that the assumptions made with respect to Borrower and any other person in the Insolvency Opinion shall remain true and correct in all respects.

 4.1.31 Management Agreement. The Management Agreement is in full force and effect and, to Borrower's knowledge, there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.32 Illegal Activity. To Borrower's knowledge, no portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances: Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates

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

and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 4.2 Survival of Representations.

Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V. BORROWER COVENANTS

Section 5.1 Affirmative Covenants.

From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements: Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep the Properties insured at all times by financially sound

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

and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

5.1.2 Taxes and Other Charges. Borrower shall pay or caused to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay to the appropriate taxing authority Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.3 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

5.1.4 Access to Properties. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

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

 5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.8 Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

 5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

 5.1.10 Supplemental Mortgage Affidavits. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender reasonably determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of

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

applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto) for which all applicable taxes have been paid to an amount reasonably determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

5.1.11 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

(b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower or the member of Borrower, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of a "Big Five" accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iv) a certified rent roll containing current rent, lease expiration dates and the square footage occupied by each tenant; (v) a schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow

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

Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.


(c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar quarterly the following items, accompanied by a certificate of the chief financial officer of Borrower or the member of Borrower, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month accompanied by an Officer's Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Rollover Reserve
Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender;
(iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto; and (iv) a Net Cash Flow Schedule. In addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower or the member of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1.30(iv) are true and correct as of the date of such certificate.

(d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days after the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget submitted for the Fiscal Year in which the Anticipated Repayment Date occurs, and for each Fiscal Year thereafter, shall be subject to Lender's written approval (each such Annual Budget, an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen
(15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this


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

subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.


(e) In the event that, after the Anticipated Repayment Date, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

(f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any Individual Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

5.1.13 Title to the Properties. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an

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

assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.


5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

(c) Within thirty (30) days of request by Borrower, Lender shall deliver to Borrower a statement setting forth the items described at (a)(i),(ii),
(iii) and (iv) of this Section 5.1. 15.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its member as of the date of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and
(b)which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or

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

any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

5.1.20 I.easing Matters. Any Leases with respect to an Individual Property written after the date hereof, for more than 10,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed more than fifteen (15) days after request for approval thereof has been made by Borrower. In the event that Lender fails to respond to a request for approval made by Borrower for more than fifteen
(15) days after receipt thereof, the Lease which is the subject of said request shall be deemed approved. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower
(i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property provided, however, that no such termination or surrender of any Lease covering more than 10,000 square feet will be permitted without the written consent of Lender which consent shall not be unreasonably withheld, conditioned or delayed more than fifteen (15) days after request thereof has been made by Borrower; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv)shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, terminate any Lease which demises less than 10,000 rentable square feet under any of the following circumstances: (i) the tenant under said Lease is in default beyond any applicable grace and cure period, and Borrower has the right to terminate such Lease; (ii) such termination is permitted by the terms of the Lease in question and Borrower has secured an obligation from a third party to lease the space occupied by the permit under the Lease to be terminated at a rental equal to or higher than the rental due under the Lease to be terminated; and (iii) if the tenant under the Lease to be terminated, has executed a right under said Lease to terminate its lease upon payment of a termination fee to Borrower, and has in fact terminated its lease and paid said fee, Borrower may accept said termination.

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


         5.1.21 Alterations. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the restoration of an Individual Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement or (d) any alteration which costs less than $100,000 in the aggregate for all components thereof which constitute such alteration. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed five (5%) percent of the Release Amount (the "Threshold Amount"),Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1 + if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a down grade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and, if cash, may be applied from time to time, at the option of Borrower, to pay for such alterations. At the option of Lender, following the occurrence of an Event of Default, Lender may terminate any of the alterations and use the deposit to restore the applicable Individual Property to the extent necessary to prevent any material adverse effect on the value of such Individual Property.

5.1.22 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

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5.1.23 O&M Agreement. Borrower will maintain in conformity with all applicable laws, rules and regulations any asbestos-containing materials located in any of the Properties and will upon fifteen (15) days written request of Lender, execute and deliver to Lender the O&M Agreement.

5.1.24 Other Agreements. Borrower will enforce and preserve all of its rights, remedies, causes of action under that certain agreement regarding the Property known as Western Howard Shopping Center with Mobil Oil Corporation regarding potential site contamination.

Section 5.2 Negative Covenants.

From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1 Operation of Property. Borrower shall not, without the prior consent of Lender, terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to any Individual Property unless the Manager is in default thereunder beyond any applicable grace or cure period, in which event no consent by Lender shall be required. Lender agrees that its consent will not be unreasonably withheld, delayed or conditioned provided that the Person chosen by Borrower as there placement Manager is a Qualifying Manager and provided further that Borrower shall deliver an acceptable non-consolidation opinion covering such replacement Manager if such Person was not covered by a prior non-consolidation delivered to Lender.

5.2.2 Liens Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

(I)    Permitted Encumbrances;

(ii)   Liens created by or permitted pursuant to the Loan Documents; and

(iii) Liens for Taxes or Other Charges not yet due.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the SPC Party to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC

Party would be dissolved, wound up or liquidated in whole or in part, or
(ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPC Party, in each case, without obtaining the prior written consent of Lender or Lender's designee.

5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

5.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party. Lender hereby acknowledges disclosure of the agreements described on Schedule VI between Borrower and an Affiliate of Borrower.

5.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.2.8 Assets. Borrower shall not purchase or own any properties other than the Properties.

5.2.9 Debt. Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

5.2.10 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or
(b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

5.2.11 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

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5.2.12 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)	Equity interests in Borrower are publicly offered securities, within
the 		meaning of 29 C.F.R. Section 2510.3-101(b)(2);

(ii) 	Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

(iii) 	Borrower qualifies as an "operating company" or a "real estate operating Company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or
(e).

5.2.13 Transfers. Unless such action is permitted by the provisions of this
Section 5.2.13, Borrower will not (i) sell, assign, convey, transfer or otherwise dispose of legal or beneficial interests in all or any of the Properties or any part thereof, (ii) permit any owner, directly or indirectly, of a beneficial ownership interest in the Properties, to transfer such interest, whether by transfer of stock or other beneficial interest in Borrower or any entity, or otherwise, (iii) incur Indebtedness,
(iv) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any of the Properties or any part thereof, (v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any legal or beneficial ownership interest in Borrower, or permit any owner of a legal or beneficial interest in Borrower to do the same, or (vi) file a declaration of condominium with respect to the Properties (any of the foregoing transactions, a "Transfer").

(a) 	Lender shall not unreasonably withhold its consent to a Transfer all of the Properties or any part thereof provided that the following conditions are satisfied:

(1) 	all of the Properties shall be beneficially owned by a Single Purpose
Entity which at the time of such transfer will be in compliance with the covenants contained in Section 5.1.1 and the representations contained in
4.1.30 hereof and which has assumed in writing (subject to the terms of Section 9.4 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Loan Agreement and the other Loan

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
            	Documents, expressly including the covenants contained in
Section 	5.1.1 and the representations contained in 4.1.30 hereof;

(2)	such Single Purpose Entity shall be, or shall be "controlled" by, the
REIT, The Inland Group, Inc. or a wholly-owned subsidiary of The Inland Group, Inc. ("control" meaning, for purposes of this clause (2) and Section 5.2.13), primary responsibility to make all material decisions with respect to the operation, management, financing and disposition of the Property, directly or indirectly, whether through ownership of voting securities or other beneficial interests, by contract or otherwise, rather than a beneficial ownership requirements, and without being compromised by the fact that responsibility for such day to-day operating and management functions as are ordinarily handled by a property manager or leasing activities have been delegated by such controlling Person pursuant to an agreement in writing); provided, however, that in the event of a Securitization, the requirements of this paragraph (2) shall not apply to the extent that the Rating Agencies confirm in writing that non-compliance with such requirements will not cause a downgrading, withdrawal or qualification of the then current rating of any securities issued pursuant to such Securitization.

(3) 	if Manager does not act as manager of the Properties, then the manager of the Properties must be a Qualifying Manager;

(4) 	no Event of Default shall have occurred and be continuing;

(5) 	Borrower has caused counsel to render a non-consolidation opinion which may be relied upon by the holder of the Note, the Ratings Agencies and their respective counsel, agents and representatives with respect to the proposed transactions, including the transferee, which opinion shall be reasonably acceptable to Lender; and

(6)	Borrower shall have paid the reasonable and customary third-party expenses (including attorney's fees and disbursements) actually incurred by Lender in connection with such Transfer.

(b) Notwithstanding anything herein to the contrary, so long as Inland Real Estate LB I Corp., a Delaware corporation (the member of Borrower), continues to be wholly owned, directly or indirectly, by the REIT and Borrower continues to own the Property, the sale, exchange, assignment, conveyance, transfer, encumbrance or issuance of, or grant of a security interest in, publicly registered securities issued by and representing interests with respect to the REIT shall not be deemed a Transfer for purposes of this Section 5.2.13,

(c) Lender shall not unreasonably withhold its consent to Transfers of direct or indirect beneficial ownership interests in Borrower so long as the Rating Agency confirms in writing that such proposed transaction will not cause a downgrading, withdrawal or


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

qualification of the then current rating of the securities issued pursuant to the Securitization and provided, however, any Transfer of more than a 49% director or indirect interest in Borrower shall be continued upon Borrower delivering to Lender an acceptable non-consolidation opinion concerning Borrower, the new transferee and their respective owners.

(d) Borrower without the consent of Lender may grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no transfer, conveyance or encumbrance shall materially impair the utility and operation of the Property or materially adversely affect the value of the applicable Individual Property or the Net Operating Income of the applicable Individual Property. If Borrower shall receive any consideration in connection with any of said described transfers or conveyances, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby. In connection with any transfer, conveyance or encumbrance permitted above, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of: (A) a copy of the instrument of transfer; and (B) an Officer's Certificate stating with respect to any transfer described above, that such transfer does not materially impair the utility and operation of the applicable Individual Property or materially reduce the value of the applicable Individual Property or the Net Operating Income of the applicable Individual Property.

VI. INSURANCE; CASUALTY; CONDEMNATION: REQUIRED REPAIRS

 Section 6.1 Insurance.

(a) 	Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B)containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard

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insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

   (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Twenty Six Million and No/100 Dollars ($26,000,000);(B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors;
(4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

   (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from each Individual Property for a period of twenty-four (24) months from the date that such Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

   (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the



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








above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

   (v) workers' compensation, subject to the statutory limits of the State;

   (vi) comprehensive boiler and machinery insurance, If applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above:

   (vii) umbrella liability insurance in an amount not less than Twenty Five Million and No/100 Dollars ($25,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above; and

   (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.


   (b) All insurance provided for in Section 6. l(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better by at least two
(2) of the Rating Agencies one of which shall be Standard & Poor's Ratings Group. The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

   (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a).

   (d) All Policies of insurance provided for or contemplated by Section 6.l(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower, or the Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-


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called New York standard non-contributing mortgagee clause in favor of
Lender providing that the loss thereunder shall be payable to Lender.

   (e) All Policies of insurance provided for in Section 6.1(a)(v) shall contain clauses or endorsements to the effect that:

   (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

   (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

   (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

   (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

   (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

   Section 6.2 Casualty. If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give to Lender prompt notice of any such damage reasonably estimated by Borrower to cost more than One Hundred Thousand ($100,000) Dollars to repair and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

   Section 6.3 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit


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such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of
Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

   Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

   (a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

   (b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/lOO Dollars ($500,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to
Section 6.1 (a)(i), (iv), (vi) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

   (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:



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   (A) no Event of Default shall have occurred and be continuing;

   (B) (1)   in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

   (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion if the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to five percent (5%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to five percent (5%);

   (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;


   (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or
(3) by other funds of Borrower;

   (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases,
(3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as


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applicable or (4) the expiration of the insurance coverage referred to in
Section 6.1(a)(iii);

   (G) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

   (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

   (I) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Individual Property or the related Improvements.

   (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this
Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed to be paid for out of the requested disbursement in connection with the Restoration have been performed, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

   (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"), such review and acceptance not to be unreasonably withheld or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such review and acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower


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










   (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, mink Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

   (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

   (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.



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






   (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.


   (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

   (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

VII. RESERVE FUNDS

   Section 7.1   Required Repair Funds

   7.1.1 Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as "Required Repairs"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule TTI. It shall be an Event of Default under this Agreement if (i) Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule m, and (ii) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule m hereto to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in an interest bearing account. Amounts so deposited shall hereinafter be referred to as Borrower's "Required



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







Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

   7.1.2 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement under a contract in excess of $50,000, and (C) stating that each Person who has supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account with respect to all Individual Properties more than once each calendar month and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

   Section   7.2 Tax and Insurance Escrow Fund

   Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, (said amounts in (a) and (b) above are hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to this Agreement




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and under the Mortgages. In making any payment relating to the Tax and
Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums) or from Borrower without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. The Tax and Insurance Escrow Fund shall be held by Lender in an interest bearing account and shall at Lender's option be held in Eligible Account at an Eligible Institution. Any interest earned on said account shall be held in said account and credited toward future deposits to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes or Insurance Premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes or Insurance Premiums. Notwithstanding anything to the contrary hereinbefore contained, in the event that Borrower provides evidence satisfactory to Lender that each of the Properties are insured under a "blanket" policy which is acceptable to Lender and which otherwise satisfies the requirements of this Agreement, Lender will waive the requirement set forth herein for Borrower to make deposits into the Tax and Insurance Escrow Fund for the payment of Insurance Premiums due on such "blanket" policy of insurance, provided, however, Lender expressly reserves the right to require Borrower to make deposits to the Tax and Insurance Escrow Fund for the payment of Insurance Premiums if at any time any of the Properties are not insured under a "blanket" insurance policy which satisfies the requirements of this Agreement. Notwit'nstanding the foregoing so long as Kmart Corporation pays t'ne Taxes due pursuant to its lease for the Property identified as "Bergen Plaza," Lender agrees to waive the Borrower's obligation to deposit the amount of Taxes paid by Kmart.



Section 7.3   eplacements and Replacement Reserve.

7.3.1 eplacement Reserve Fund. Borrower shall pay to Lender, on each Payment Date during the existence of the Lockbox Account and on each Payment Date athereafter, one twelfth of the amount (the "Replacement Reserve Monthly Deposit") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs required to be made to the Properties during the calendar year (collectively, the "Replacements"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its reasonable




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discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender in an interest-bearing account, or at the option of Lender in an Eligible Account at an Eligible Institution and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5 hereof. In the event Lender is obligated to release the Lockbox Account as set forth in
Section 2.6.1, then in that event Borrower shall not have the obligation to make further payments of the Replacement Reserve Monthly Deposit for the period of time that the Lockbox Account is not effective, provided however any amounts theretofore deposited in the Replacement Reserve Account shall be disbursed by Lender as set forth in Section 7.3.2.

   .3.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.


   b) ender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(f)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.


   c) ach request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i)
the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only aRer completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.


   (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for


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disbursement from the Replacement Reserve Account or, at the request of
Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

   e) f (i) the cost of a Replacement exceeds $100,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property,
(C) all other conditions in this agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

   (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $5,000.00.

   7.3.3 Performance of Replacements. (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service retail properties in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.


   (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialism, mechanics, suppliers, subcontractors, contractors or other parties



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providing labor or materials under contracts for an amount in excess of
$100,000 in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

   (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and such failure continues to exist for more than thirty (30) days after notice from Lender to Borrower, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

   (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section7.3.3(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked but shall only be effective following an Event of Default. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

   (e) Nothing in this Section7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or
(iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

   (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties



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




making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.4(f) or the completion of Replacements pursuant to this Section 7.3.3.

   (g) Lender may require an inspection of the Individual Property at Borrower's expense prior to making a monthly disbursement in excess of $10,000 from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.


(h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).



   (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

   (j)   All Replacements shall comply with all applicable Legal
Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

   (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.


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   7.3.4 Failure to Make Replacements. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender, provided, however, if such failure is not capable of being cured within said thirty (30) day period, then provided that Borrower commences action to complete such cure and thereafter diligently proceeds to complete such cure. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.


   (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

   7.3.6 Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.


   Section 7.4   Rollover Reserve.

   7.4.1 Deposits to Rollover Reserve Fund. Borrower shall pay to Lender on each Payment Date during the existence of the Lockbox Account, and on each Payment Date thereafter, the sum of $17,339.17, which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. Amounts so deposited shall hereinafter be referred to as the "Rollover Reserve Fund" and the account to which such amounts are held shall hereinafter be referred to as the "Rollover Reserve Account". In the event Lender is obligated to release the Lockbox Account as set forth in Section 2.6.1, then in that event Borrower shall not have the obligation to make further payments to the Roller Reserve Fund for the period of time that the Lockbox Account is not effective, provided however any amounts theretofore deposited in the Rollover Reserve Account shall be disbursed by Lender as set forth in Section 7.4.2.

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   7.4.2   Withdrawal of Rollover Reserve Funds Lender shall make
disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Borrower. All such expenses shall be approved by Lender in its reasonable discretion. Lender shall make disbursements as requested by Borrower on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials andior services in connection with the requested payment. Lender may require an inspection of the Properties at Borrower's expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Rollover Escrow Fund shall be and become part of such Rollover Escrow Fund and shall be disbursed as provided in this
Section 7.4.

   7.4.3 Failure to Perform. It shall be an Event of Default under this Agreement if Borrower does not satisfy each obligation and condition contained in this Section 7.4. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Rollover Reserve Funds (including interest thereon) from the Rollover Reserve Account and Lender may apply such funds either to tenant improvement and leasing commission obligations or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's rights to withdraw and apply Rollover Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Loan Agreement and the other Loan Documents.

   Section 7.5   Intentionally Deleted.

   Section 7.6   Intentionally Deleted.

   Section 7.7   Reserve Funds. Generally.

   7.7.1 Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt.Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.


   7.7.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

   7.7.3 The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

   7.7.4 The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that earnings or interest on the Tax and Insurance Escrow Fund shall not be


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added to or become a part thereof and shall be the sole property of and shall be paid to Lender.


7.7.5 Borrower shall not, without obtaining Me prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any WCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

7.7.6 Lender shall not be liable for any loss sustained on the investment of any funds constituting the Replacement Reserve Fund unless occasioned by the gross negligence or willful misconduct of Lender.

VIII. DEFAULTS

Section 8.1   Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

(i)   if any portion of the Debt is not paid when due;

(ii) if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the
Policies are not delivered to Lender within ten (10) days of request;

(iv) if Borrower transfers or encumbers any portion of the Properties without
Lender's priorwritten consent or otherwise violates the provisions of
Section 5.2.13 of this Loan Agreement;

(v) if any material representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower or any guarantor under any guarantee issued in connection with the Loan or if Borrower or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower or such


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









guarantor shall be instituted; provided, However, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such guarantor, upon the same not being discharged, stayed or dismissed within one hundred eighty (180) days;

   (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

   (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

   (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

   (xi) if any of the assumptions contained in the Insolvency Opinion, or in any other "non-consolidation. opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

   (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30~ay period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred eighty (180) days; or

   (xiii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

   (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or

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remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

   Section 8.2   Remedies.

   (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

   (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.


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   (c)   Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender following the occurrence of an Event of Default as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

   Section 8.3   Remedies Cumulative; Waivers.

   The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

   IX.   SPECIAL PROVISIONS

   Section 9.1   Sale of Notes and Securitization.

   At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall cooperate with Lender to allow Lender to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi


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class securities (the "Securities-) secured by or evidencing ownership interests in the Note and the Mortgages. In this regard Borrower shall:

   (a) (i)   provide such financial and other information with respect to the Properties, Borrower and the Manager, (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

   (b) cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in Securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;


   (c) Take such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are consistent with the representations and warranties made in the Loan Documents; and

   (d) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or
(ii) modify or amend any other material economic term of the Loan.

   All reasonable out-of-pocket third party costs and expenses incurred by Borrower in connection with complying with requests made under this
Section 9.1 shall be paid by Lender.

   Section 9.2 Securitization.

   Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the



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Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

   Section 9.3 Rating Surveillance.

   Lender, at its option, may retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender (the "Rating
Surveillance Charge").

   Section 9.4 Exculpation.

   Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents following an Event of Default, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents following an Event of Default and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases following an Event of Default; (f) constitute a prohibition against Lender commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising Out of or in connection with the following:

(i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

(ii)   the-gross negligence or willful misconduct of Borrower;



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(iii)  the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(iv) the removal or disposal of any portion of the Properties after an Event of Default;

(v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Properties which are not applied by Borrower in accordance with this Loan Agreement, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Properties which are not applied by Borrower in accordance with this Loan Agreement, or (C) any Rents following an Event of Default;

(vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Properties; and

(vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.


Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), llll(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that the first full monthly payment of principal and interest under the Note is not paid when due.


Section 9.5   Termination of Manager.

If (a)   the amounts evidenced by the Note have been accelerated pursuant to Section 8.1(b) hereof, (b) at the Anticipated Repayment Date, the Debt is not repaid in full, (c) the Manager shall become insolvent, or (d) the Manager is in default under the terms of the Management Agreement beyond any applicable grace or cure period, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a manager reasonably approved by Lender on terms and conditions reasonably satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.


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   Section 9.6   Servicer.

   At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Lender shall be responsible for any set-up fees or any other costs relating to or arising under the Servicing Agreement


X. MISCELLANEOUS.

   Section 10.1 Survival.

   This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

   Section 10.2   Lender's Discretion.

   Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

   Section 10.3   Governing Law.

   (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING Tm; GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE



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(WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF
THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO Tom; EXTENT PERMITTED BY THE LAW OF SUCH STATE, 'l'0; LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS

AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

   (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

   CT CORPORATION SYSTEMS
   1633 BROADWAY
   NEW YORK, NEW YORK 10019

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT El't'~CTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE


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


PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TECHIE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OF FICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

   Sction 10.4   Modification.  Waiver in Writing.

   No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

   Section 10.5   Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.


Section 10.6   Notices.

All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):


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   If to Lender:   Lehman Brothers Holdings Inc.,
      Three World Financial Center, 12th Floor
      Commercial Mortgage Surveillance Group
      New York, New York 10285
      Attention: Larry Kravetz
      Facsimile No. 526-8679

   with a copy to: Cadwalader, Wickersham & Taft
      100 Maiden T one
      New York, New York 10038
      Attention: Fredric Altschuler, Esq.
      Facsimile No. (212) 504-6666

   If to Borrower: Inland Real Estate LB I LLC
      2901 Butterfield Road
      Oak Brook, IL 60523
      Attention: Raymond Petersen
      Facsimile No. (630) 2184900

   with a copy to: The Inland Group
      2901 Butterfield Road
      Oak Brook, IL 60523
      Attention: Gary Pechter, Esq.
      Facsimile No. (630) 2184900

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

   Section 10.7   Trial by Jury.

   BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREVVITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO VV~CH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.




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








   Section 10.8   Heading.

   The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

   Section 10.9   Severability.

   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   Section 10.10   Preferences.

   Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

   Section 10.11 Waiver of Notice.

   Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

   Section 10.12   Remedies of Borrower.

   In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto


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





agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

   Section 10.13   Expenses: Indemnity.

   (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consDation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.


   (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by

  Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this
  Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan
  (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

      Section 10.14 Schedules Incorporated.

     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

       Section 10.15 Offsets, Counterclaims and Defenses.

     Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan
  Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      Section 10.16 No Joint Venture or Partnership; No Third Party
Beneficiaries.

(a) Borrower and Lender intend that the relationships created
(b) hereunder and under the other Loan
  Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

(c) This Agreement and the other Loan Documents are solely for the
(d) benefit of Lender and
  Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the
  Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     Section 10.17 Publicity.

     All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the
  Loan Documents, to Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender. All news releases, publicity or advertising by Lender through any media intended to reach the general public which refers solely to the Borrower or to the Loan made by the Lender to the Borrower shall be subject to the prior written approval of Borrower, provided however, the foregoing shall not apply to
  Provided Information included in disclosure documents in connection with a Securitization.

     Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(a) Borrower acknowledges that Lender has made the Loan to Borrower
(b) upon the security of its
  collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each individual Property taken separately.
  Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan
  Agreement shall constitute an Event of Default under each Mortgage; and
(iii) each Mortgage shall
  constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

(c) To the fullest extent permitted by law, Borrower, for itself
(d) and
(e) its successors and assigns,
  waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in
  Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan
  Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

                                -

      Section 10.19 Waiver of Counterclaim.

     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

      Section 10.20 Conflict: Construction of Documents: Reliance.

      In the event of any conflict between the provisions of this Loan Agreement and any of the other
  Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan,
  Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or
  Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

      Section 10.21 Brokers and Financial Advisors.

     Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.
  Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or
  Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     Section 10.22 Prior Agreements.

      This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements or understandings among or between such parties, whether oral or written, including, without limitation, the
  Commitment Letter dated July 29, 1998 (as amended) between Borrower and Lehman Brothers Holdings
  Inc. are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing
  contemporaneous herewith the terms, conditions and provisions of such prior agreement do not survive execution of this Agreement.

      Section 10.23 Transfer of Loan.

     In the event that Lender transfers the Loan, Borrower shall continue to make payments at the place set forth in the Note until such time that Borrower is notified in writing by Lender that payments are to be made at another place.

      IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                INLAND REAL ESTATE LB I LLC,

                                a Delaware limited liability company

                                By: INLAND REAL ESTATE LB I
                                    CORPORATION, a Delaware
                                    corporation, its member

                                By: /s/ MARK ZALATORIS
                                   ------------------------------------
                                    Name:  Mark Zalatoris
                                    Title: Vice President

                                LEHMAN BROTHERS HOLDINGS INC.,
                                DOING BUSINESS AS LEHMAN CAPITAL,
                                A DIVISION OF LEHMAN BROTHERS
                                HOLDINGS INC.

                                By: /s/ LARRY J. KRAVETZ
                                    ------------------------------------
                                      Name:  Larry J. Kravetz
                                      Title: Authorized Signatory









                         Schedules Omitted